UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022 (April 1, 2022)

AMERICAN EDUCATION CENTER, INC.

(Exact name of registrant as specified in its charter)

nevada	333-201029	38-3941544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Fifth Ave, Suite 2338 New York, NY	10111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (929) 923-2740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2022, Mr. Max Pu Chen tendered his resignation as the Chief Executive Officer, Chief Financial Officer, sole director and chairman of the board of directors of American Education Center, Inc. (the “Company”) and the resignation became effective on April 1, 2022. Mr. Chen’s decision to resign was not the result of any disagreements with the Company on any matter related to the operations, policies, or practices of the Company.

On the same date, the board of directors of the Company (the “Board”) appointed Mr. Christian Rockefeller as the new Chief Executive Officer, Chief Financial Officer, sole director and chairman of the Board effective on April 1, 2022. The Company and Mr. Christian Rockefeller entered into an employment agreement, dated April 1, 2022 (the “CEO Employment Agreement”), pursuant to which Mr. Christian Rockefeller will receive a monthly salary of $15,000. His term of employment, which began April 1, 2022, is for two years and four months. His employment may be terminated at any time without cause, upon one-month prior written notice. Mr. Christian Rockefeller may terminate his employment at any time for any reason or no reason upon two month’s advance written notice.

There is no family relationship between Mr. Christian Rockefeller and any of our other officers and directors. Except for the employment agreement described above, Mr. Christian Rockefeller has not had any transaction with the Company since the beginning of our last fiscal year.

The foregoing description of the principal terms of the CEO Employment Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the CEO Employment Agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

Biographical Information of the New Director and Officer.

Mr. Christian Rockefeller

Mr. Christian Rockefeller has over eight years working experience. Mr. Christian Rockefeller has worked as an advisor at Zammo AI since August 2020. From June 2018 to December 2019, Mr. Christian Rockefeller worked as an advisor at Pacific Financial Capital. From January 2014 to August 2021, Mr. Christian Rockefeller work as a Managing Director at Family-Based Cultural Exchange. From January 2014 to December 2016, Mr. Christian Rockefeller worked as the Vice President of Business Development of RoseRock. Mr. Christian Rockefeller received his bachelor degree in art and science from Boston College in December 2013.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between the Company and Christian Rockefeller, dated April 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EDUCATION CENTER, INC.

August 4, 2022	By:	/s/ Christian Rockefeller
Christian Rockefeller
Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors